Exhibit 23.2- Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Deferred Compensation Plan of the SCI Systems, Inc. Employee Financial Security Program and to the incorporation by reference therein of our report dated August 4, 1994, with respect to the consolidated financial statements of SCI Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


																												/s/ Ernst & Young

Birmingham, Alabama
December 8, 1994